EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 9, 2007 relating to the consolidated financial statements of GoFish Corporation. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Rowbotham & Company LLP
San Francisco, California April 30, 2007